Exhibit 99.1

Z Squared Inc. Appoints Jeffrey Harris as Chief Technology Officer

FT. LAUDERDALE — June 30, 2026 — Z Squared Inc. (Nasdaq: ZSQR) (the “Company”), a digital infrastructure company expanding into AI infrastructure, today announced the appointment of Jeffrey Harris as Chief Technology Officer.

Harris is the founder and Chief Technology Officer of Paradox Data LLC, where he leads the design and deployment of high density, immersion cooled digital infrastructure for data intensive workloads across the United States, overseeing technical strategy, platform architecture, and the delivery of resilient, energy efficient infrastructure-as-a-service (IaaS) optimized for next generation compute.

Harris's technical foundation was forged in the U.S. military, where he served in aerospace electronics and secure systems, developing a deep focus on reliability, mission-critical operations, and cryptography driven security. From 2012 to 2018, he designed, built, and operated FPGA, GPU, and ASIC based infrastructure, gaining extensive experience with high density compute and blockchain systems. Since founding Paradox Data, he has directed patented immersion cooling deployments, modular data center architectures, and campus scale developments in power advantaged markets, working closely with utilities and technology vendors to align data center design with grid integrated operation and long-term scalability. He is also continuing his formal technical education in data analytics and cryptography through Cornell University, reinforcing his focus on secure, data driven, and scalable infrastructure for AI, blockchain, and other compute intensive applications.

As previously disclosed, the Company has entered into a binding letter of intent to acquire a majority membership interest in Paradox Data LLC, of which Mr. Harris is the founder and Chief Technology Officer. The appointment of Mr. Harris as Chief Technology Officer of the Company was approved by the Company’s Board of Directors.

"Jeffrey brings a depth of technical experience that is rare in this industry, from hands on infrastructure builds to utility scale power strategy," said David Halabu, Chief Executive Officer of Z Squared Inc. "As we scale our AI infrastructure platform, having that expertise in house is a significant advantage."

"The infrastructure constraints facing AI today, power, cooling, and density, are exactly the problems I have spent my career solving," said Harris. "I am looking forward to bringing those solutions to Z Squared and helping the Company execute on its vision."

About Z Squared Inc.

Z Squared Inc. (Nasdaq: ZSQR) is a computing infrastructure company operating advanced computing equipment and expanding into AI infrastructure. The Company's strategy is built on three principles: lead with power by acquiring operating sites where power is already flowing; build for AI workloads by converting that capacity into AI-ready colocation where the customer brings the compute and runs what they need; and scale with discipline by deploying conversion capital site by site, against signed contracts and operational readiness. Z Squared listed on the Nasdaq Global Market in April 2026.

For more information, visit www.zsquaredinc.com.

Investor Relations Contact: ZSQR@mzgroup.us

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “targets,” “projects,” “believes,” “estimates,” “potential,” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements in this press release include, among others, statements regarding the anticipated contributions, role, and responsibilities of Mr. Harris as Chief Technology Officer; the proposed acquisition of a majority membership interest in Paradox Data and the anticipated benefits thereof; the Company’s “acquire-and-convert” strategy and its expansion into AI infrastructure, data center development, and power generation; and the Company’s plans, objectives, and expectations for future operations. These forward-looking statements are based on the Company’s current expectations and assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied.

These risks and uncertainties include, among others: the risk that the proposed acquisition of a majority membership interest in Paradox Data may not be completed on the terms described, or at all, including the risk that the parties may not negotiate and execute definitive documentation or that required consents or approvals may not be obtained; the risk that the anticipated contributions of the Company’s management team, including its newly appointed Chief Technology Officer, may not be realized on the anticipated timing or at all; the Company’s ability to execute on its “acquire-and-convert” strategy and its planned expansion into AI infrastructure, data center development, and power generation; the Company’s limited operating history in AI infrastructure, data center development, and power generation, none of which currently generates revenue for the Company; the substantial capital, permitting, equipment procurement, and execution requirements associated with that expansion; the Company’s current dependence on Dogecoin and Litecoin mining and the volatility of digital asset prices, including the risk that mining operations are uneconomic at prevailing prices; the Company’s ability to continue as a going concern and to access capital on acceptable terms; risks relating to the Company’s outstanding and to-be-issued preferred stock and the dilutive effect of conversion; risks associated with the digital asset mining and computing infrastructure industries, including competition, cyclicality, technological change, and concentration; the regulatory environment applicable to cryptocurrency mining, computing infrastructure, and power generation in the United States; the Company’s ability to maintain the listing of its Common Stock on the Nasdaq Global Market; and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Forward-looking statements speak only as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.